UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2022

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	New York Stock Exchange

Warrants to Purchase Common Stock, par value $0.01	LGL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2022, M-Tron Industries, Inc. and Piezo Technology, Inc. (collectively, the “Borrowers”), both operating subsidiaries of The LGL Group, Inc. (the “Company”), entered into a loan agreement for a revolving line of credit with Fifth Third Bank, National Association, an unaffiliated entity, as the lender (“Lender”), for up to $5 million (the “Loan Agreement”), such amount to be used for working capital and general operations. The Loan Agreement is evidenced by a promissory note dated June 15, 2022 that matures on June 15, 2025 (the “Note”), and two corresponding security agreements (the “Security Agreements”). The Note bears interest at the Secured Overnight Financing Rate (SOFR) one-month rate plus 2.25%, with a SOFR floor of 0.0%. Accrued interest-only payments are due on a monthly basis until the maturity date. The Borrowers may prepay all or any portion of the loans under the Loan Agreement at any time, without fee, premium or penalty.

The Loan Agreement contains various affirmative and negative covenants that are customary for lines of credit and transactions of this type, including limitations on the incurrence of debt and liabilities by the Borrowers, as well as financial reporting requirements. The Loan Agreement also imposes certain financial covenants based on the following criteria, which are specifically defined in the Loan Agreement: (a) Minimum Fixed Charge Coverage Ratio; (b) Minimum Current Ratio; and (c) Minimum Tangible Net Worth.

In the event of default, the Lender has the right to terminate its commitment to make loans pursuant to the Loan Agreement and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon. All loans pursuant to the Loan Agreement are secured by a continuing and unconditional first priority security interest in and to any and all property of the Borrowers.

The foregoing description of the Loan Agreement, Note, and Security Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, Note, and two Security Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above, which is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Credit Agreement by and among M-Tron Industries, Inc., Piezo Technology, Inc. and Fifth Third Bank, National Association, dated June 15, 2022.
10.2	Promissory Note in favor of Fifth Third Bank, National Association, dated June 15, 2022.
10.3	Security Agreement by and among M-Tron Industries, Inc. and Fifth Third Bank, National Association, dated June 15, 2022.
10.4	Security Agreement by and among Piezo Technology, Inc. and Fifth Third Bank, National Association, dated June 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2022	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer